EXHIBIT 10.4

NASH-FINCH COMPANY
INCOME DEFERRAL PLAN

Second Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.4 of the instrument entitled “Nash Finch Company Income Deferral Plan” (the “Plan”), the undersigned hereby amends such Plan effective December 27, 2004 to provide that there may be no new participants in the Plan after December 31, 2004, that participants in the Plan be permitted during calendar year 2005 to cancel or revoke any deferral election previously made under the Plan with regard to amounts to be deferred that are subject to Internal Revenue Code Section 409A (“Section 409A”), and that no compensation amounts may be deferred under the Plan after December 31, 2004, with the timing of any deferral determined in a manner consistent with Section 409A and the regulations, rulings and guidance issued thereunder by the U.S. Treasury Department and the Internal Revenue Service.  Specific provisions of the Plan are amended in the manner described below:

1.                                       Section 2.1(A) is amended to read as follows:

“(A)                        Prior to the commencement of each Plan Year that begins prior to December 31, 2004, the Committee will determine which Qualified Employees, if any, are eligible to make deferral elections pursuant to Section 3.2 with respect to that Plan Year.”

2.                                       Section 2.1(B) is amended to read as follows:

“(B)                          At any time during a Plan Year that begins prior to December 31, 2004, the Committee may determine that a Qualified Employee who became such after the beginning of that Plan Year is eligible to make a deferral election pursuant to Section 3.2 with respect to the remainder of that Plan Year.”

1.                                       The first sentence of Section 3.2(A) is amended to read as follows:

“(A)                        An Active Participant may elect to defer his or her Base Salary for a Plan Year that begins prior to December 31, 2004 by any one percent increment from one percent to a maximum percentage specified in Plan Rules and the percentage so elected will automatically apply to the Participant’s Base Salary as adjusted from time to time.”

2.                                       The first two sentences of Section 3.2(B) are amended to read as follows:

“(B)                          An Active Participant who is determined by the Committee pursuant to Section 2.1(A) to be eligible to participate for a Plan Year that begins prior to December 31, 2004 may elect to defer his or her Annual Bonus for any such Plan Year by any five percent increment from five percent to a maximum percentage specified in Plan Rules.  An Active Participant who is determined by the Committee pursuant to Section 2.1(B) to be eligible to participate for a Plan Year that begins prior to December 31, 2004 may, if and to the extent specified by the Committee in conjunction with such determination, elect to defer his or her Annual Bonus for such Plan Year.”

5.                                       The first sentence of Section 3.2(E) is amended to read as follows:

“(E)                           The Account of an Active Participant who is eligible to share in the allocation of a Participating Employer’s profit sharing contribution pursuant to the Profit Sharing Plan made during a Plan Year that begins prior to December 31, 2004 will be credited with an amount equal to the amount, if any, by which (1) the amount of the profit sharing contribution that would have been allocated to his or her account under the Profit Sharing Plan during such a Plan Year but for deferrals made pursuant to this Plan exceeds (2) the amount of the profit sharing contribution actually allocated to his or her account during such a Plan Year under the Profit Sharing Plan.”

6.                                       The first sentence of Section 3.2(F) is amended to read as follows:

“(F)                           If a matching contribution is made on behalf of an Active Participant pursuant to the Profit Sharing Plan with respect to a Plan Year that begins prior to December 31, 2004, and the amount of the matching contribution is determined based on his or her “eligible earnings,” as defined in the Profit Sharing Plan (because six percent of his or her eligible earnings for that Plan Year is less than the amount of the 401(k) contributions made on his or her behalf for that Plan Year pursuant to the Profit Sharing Plan), the Active Participant’s Account will be credited with an amount equal to the amount, if any, by which (i) the amount of the matching contribution that would have been allocated to his or her account with respect to that Plan Year pursuant to the Profit Sharing Plan but for the deferrals made pursuant to this Plan exceeds (ii) the amount of the matching contribution actually allocated to his or her account with respect to that Plan Year pursuant to the Profit Sharing Plan.”

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 27th day of December, 2004.

NASH FINCH COMPANY

Attest:	/s/ John A. Haveman	By:	/s/ Kathleen E. McDermott
	Assistant Secretary		Senior Vice President